Exhibit 99.1

BGC Group completes acquisition of OTC Global Holdings

Acquisition expected to be immediately accretive and generate significant value for clients and shareholders

NEW YORK – April 1, 2025 – BGC Group, Inc. (Nasdaq: BGC), a leading global brokerage and financial technology company, announced today it completed its previously announced acquisition of OTC Global Holdings, LP (“OTC”), one of the world’s fastest growing energy and commodities brokerage firms, for $325 million in a substantially all-cash transaction.

With the integration of OTC’s highly complementary product suite, BGC is poised to deliver even greater value to its clients and stakeholders as the leading global energy, commodities and shipping (“ECS”) brokerage firm.

“The completion of this acquisition marks a transformative step for BGC, that firmly establishes our company as the world’s premier energy, commodities, and shipping broker,” said Sean Windeatt, Co-CEO of BGC Group. “By leveraging our combined expertise, talent, and resources across BGC’s global platform, we are set to redefine the global ECS landscape and deliver substantial value to our clients and shareholders. We look forward to working with our new OTC colleagues and building on our shared successes.”

“Joining BGC, renowned for its long track record of growth and innovation, was a strategic and natural progression for us,” said Joe Kelly, CEO of OTC Global Holdings. “We are incredibly proud of the world-class organization we built at OTC, and I look forward to continuing to drive growth in the industry, enhancing our service offerings and delivering unparalleled value to our clients alongside our new BGC colleagues.”

The success of BGC’s ECS business has been driven by the instrumental efforts of its new Co-CEOs, John Abularrage, JP Aubin, and Sean Windeatt. Combined with the recent acquisition of Sage Energy, this milestone marks a significant step in the company’s growth strategy, firmly establishing ECS as BGC’s largest asset class.

Transaction Details and Financial Impact:

Under the terms of the agreement, BGC acquired 100% of the equity in OTC and its subsidiaries, for $325 million, subject to limited post-closing adjustments, in a substantially all-cash transaction.

OTC generated revenues of over $400 million for the full year 2024, representing an acquisition multiple of less than 0.8 times revenue. BGC expects the acquisition of OTC to be immediately accretive.

BGC’s first quarter 2025 outlook issued on February 14, 2025, and its updated outlook issued on March 26, 2025, did not include OTC financial results, as the transaction was completed following the end of the first quarter 2025.

Jefferies, LLC served as the exclusive financial advisor to OTC Global Holdings, LP.

About BGC Group, Inc.

BGC Group, Inc. (Nasdaq: BGC) is a leading global marketplace, data, and financial technology services company for a broad range of products, including fixed income, foreign exchange, energy, commodities, shipping, equities, and now includes the FMX Futures Exchange. BGC’s clients are many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms.

BGC and leading global investment banks and market making firms have partnered to create FMX, part of the BGC Group of companies, which includes a U.S. interest rate futures exchange, spot foreign exchange platform and the world’s fastest growing U.S. cash treasuries platform.

For more information about BGC, please visit www.bgcg.com.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, as well as about the acquisition of OTC (the “Acquisition”) and the anticipated effect of the Acquisition on BGC’s business, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

MEDIA CONTACT:

Erica Chase

+1 212-610-2419

erica.chase@bgcg.com

INVESTOR CONTACT:

Jason Chryssicas

+1 212-610-2426